Exhibit 99.906CERT

Certification Under Rule 30a-2(b)

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act)

In connection with the Report on Form N-CSR to which this certification is furnished as an exhibit (the “Report”), the undersigned officers of PIMCO Flexible Municipal Income Fund (the “Registrant”) each certify that to his knowledge:

1.	The Report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Eric D. Johnson	By:	/s/ Bradley Todd

Name:	Eric D. Johnson	Name:	Bradley Todd

Title:	President (Principal Executive Officer)	Title:	Treasurer (Principal Financial & Accounting Officer)

Date:	August 26, 2020	Date:	August 26, 2020

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Reports.